EX-99.906CERT

CERTIFICATIONS

David R. Carson, Principal Executive Officer, and Jennifer L. Leamer, Principal Financial Officer, of HVIA Equity Fund, Ladder Select Bond Fund, and Navian Waycross Long/Short Equity Fund (the “Registrant”), each certify to the best of his/her knowledge that:

1.
The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2017 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

PRINCIPAL EXECUTIVE OFFICER	PRINCIPAL FINANCIAL OFFICER

Ultimus Managers Trust	Ultimus Managers Trust

/s/ David R. Carson	/s/ Jennifer L. Leamer
David R. Carson, Principal Executive Officer of HVIA Equity Fund, Ladder Select Bond Fund, and Navian Waycross Long/Short Equity Fund	Jennifer L. Leamer, Treasurer and Principal Accounting Officer

Date: November 9, 2017	Date: November 9, 2017

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.